Amendment Number 01
to
TRANSITION Agreement
(“Amendment 01”)

This Amendment 01 to Transition Agreement is between Plantronics, Inc, a Delaware corporation with offices at 345 Encinal Street, Santa Cruz, CA 95060 (“Company”), and Barbara Scherer (“Executive”).

WHEREAS, Executive and the Company entered into that certain Transition Agreement dated February 27, 2012 (“Agreement”), which Agreement is and remains in effect as of this date of this Amendment 01;

WHEREAS, Executive and the Company desire to amend the Agreement to extend the Actual Termination Date (as defined in the Agreement) for an additional 4 weeks.

NOW THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows as of the 2nd day of August, 2012, California local standard time (the “Amendment 01 Effective Date”):

1.    General. This Amendment 01 is hereby made a part of the Agreement and shall be incorporated by reference into the Agreement. The terms and conditions of this Amendment shall supersede, replace and modify the specified terms in the Agreement. The unmodified provisions of the Agreement shall be as stated in the Agreement and shall remain in full force and effect. To the extent of any conflict between this Amendment 01 and the Agreement, the terms and conditions of this Amendment 01 shall control. Unless otherwise stated in this Amendment 01, capitalized terms shall have the meaning ascribed to them in the Agreement.

2.    Section 1(b). Section 1(b) of the Agreement shall be deleted in its entirety and replaced with the following language:

“Termination Date. Executive's termination date will occur on September 7, 2012, or earlier as provided in Section 1(c) (the date of Executive's actual termination of employment with the Company, the “Actual Termination Date”).”

3.    Section 2(h). The following sentence shall be added at the end of Section 2(h) of the Agreement:

“If Executive's employment with the Company is terminated by the Company other than for Cause after the Expected Termination Date but prior to September 7, 2012, Executive shall be entitled to the severance payments pursuant to Section 2 and otherwise.”

4.    Counterparts. This Amendment 01 may be executed in writing, by facsimile, electronically or any combination thereof in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties authorized representatives whose names are set forth below have indicated their agreement by signing below.

Plantronics, Inc.		Barbara Scherer, an individual
Signature:	/s/ Pat Wadors	Signature:	/s/ Barbara Scherer
Name:	Pat Wadors	Date:	8/2/2012
Title:	SVP Human Resources
Date:	8/2/2012